UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Preferred Stock, Series C	SCHW PrC	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of The Charles Schwab Corporation (CSC) was held on May 15, 2019.

(b) All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of the selection of Deloitte & Touche LLP as CSC’s independent auditors and the advisory vote to approve named executive officer compensation were approved. The stockholder proposal requesting annual disclosure of EEO-1 data was not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) John K. Adams, Jr.	1,129,787,246	7,873,521	1,486,063	104,120,204
	(b) Stephen A. Ellis	1,111,726,703	25,981,601	1,438,526	104,120,204
	(c) Arun Sarin	1,099,104,382	26,065,210	13,977,238	104,120,204
	(d) Charles R. Schwab	1,083,541,484	54,645,036	960,310	104,120,204
	(e) Paula A. Sneed	1,090,673,321	47,023,348	1,450,161	104,120,204
2	Ratification of the selection of Deloitte & Touche LLP as independent auditors	1,200,836,938	41,023,896	1,406,200	0
3	Advisory vote to approve named executive officer compensation	1,077,056,648	60,107,113	1,981,697	104,121,576
4	Stockholder proposal requesting annual disclosure of EEO-1 data	447,618,806	675,905,975	15,620,677	104,121,576

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 16, 2019	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer